UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

LUMENTUM HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

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LUMENTUM

# 2018

## PROXY STATEMENT AND FISCAL ANNUAL REPORT

LUMENTUM HOLDINGS INC.

400 NORTH MCCARTHY BOULEVARD
MILPITAS, CALIFORNIA 95035

September 19, 2018

Dear Lumentum Stockholders:

We are pleased and excited to invite you to attend the Annual Meeting of stockholders of Lumentum Holdings Inc. on November 9, 2018 at 8:00 am (Pacific Time), which will be a “virtual meeting” of stockholders, conducted via the Internet.

We concluded our third year as an independent publicly-traded company with strong results, including net revenue growing approximately 25% year over year to approximately $1.25 billion. Our strategy of investing in differentiated products addressing multiple growing end markets critically dependent on photonics and developing close, long term relationships with industry leading customers drove our strong fiscal year 2018 results and positions as well for the future.

We believe we are well positioned in global markets that increasingly rely on photonics products and technologies. Continued strong growth in the amount of data flowing through the world’s optical networks and data centers has driven increasing need for our communications products. During our fiscal year 2018, the market for our 3D sensing products grew rapidly, as the 3D sensing technology we enable was adopted in high volume consumer electronics applications. We believe the market for our products used in 3D sensing will continue to expand over the next several years as 3D sensing enables computer vision applications which improve security and safety, as well as other new functionality, including virtual and augmented reality, in next-generation consumer electronic devices and automobiles. Higher levels of precision, new materials, and factory and energy efficiency are all increasingly important to manufacturers around the world. To address these trends, manufacturers globally are increasingly turning to laser based approaches and the types of industrial lasers we supply.

During our third fiscal quarter in 2018, we announced our intention to acquire Oclaro, Inc., a leading optical communications supplier listed on NASDAQ. The combination accelerates our strategy, strengthens our portfolio and positions us very well for the future needs of our customers. Combined, we will be an industry leader in telecom transmission and transport as well as 3D sensing.

Our virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2018 where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this method for our Annual Meeting over an in-person meeting.

Details regarding how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules.

Your vote is important and we hope you will vote as soon as possible, regardless of whether you plan to attend the meeting. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Thank you for your ongoing support of and interest in Lumentum.

Sincerely,

Martin A. Kaplan	Alan S. Lowe
Chairman of the Board	President and Chief Executive Officer

1

LUMENTUM HOLDINGS INC.

400 NORTH MCCARTHY BLVD.
MILPITAS, CALIFORNIA 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

How to Vote

Via Internet
http://www.proxyvote.com

Via Phone
1-800-690-6903

Via Mail

In Person
To Be Held at 8:00 am Pacific Time on Friday, November 9, 2018

Dear Stockholders of Lumentum Holdings Inc.:

The 2018 Annual Meeting of stockholders (the “Annual Meeting”) of Lumentum Holdings Inc., a Delaware corporation, will be held virtually on Friday, November 9, 2018, at 8:00 am. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2018, where you will be able to listen to the meeting live, submit questions and vote online. We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.

The election of seven directors, all of whom are currently serving on our board of directors, to serve until our 2019 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2.	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 29, 2019.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on September 10, 2018 as the record date for the Annual Meeting. Only stockholders of record on September 10, 2018 are entitled to notice of and to vote at the virtual Annual Meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please cast your vote as soon as possible by Internet or telephone. If you received a paper copy of the proxy materials by mail, you may submit your proxy card in the postage-prepaid envelope provided. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. If you attend the virtual Annual Meeting, you may revoke your proxy and vote via the virtual meeting website. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your account manager to vote your shares.

We thank you for your support and we hope you are able to attend our virtual Annual Meeting.

By order of the Board of Directors,

Alan S. Lowe
President and Chief Executive Officer
Milpitas, California
September 19, 2018

2	2018 Proxy Statement

2	Notice of Annual Meeting of Stockholders
4	Proxy Summary
7	Proxy Statement for 2018 Annual Meeting of Stockholders
	7	Internet Availability of Proxy Materials
	7	General Information about the Annual Meeting
12	Corporate Governance
	12	Director Independence
	12	Board Leadership Structure
	12	Board Oversight of Risk
	12	Compensation Program Risk Assessment
	13	Board Committees and Meetings
16	Proposal No. 1 Election of Directors
	16	Director Nominees
	19	Director Compensation
21	Proposal No. 2 Advisory Vote to Approve Compensation of Our Named Executive Officers
23	Proposal No. 3 Ratification of Appointment of Independent Registered Public Accounting Firm
	23	Change in Independent Registered Public Accounting Firm
	23	Fees Paid to the Independent Registered Public Accounting Firm
	24	Auditor Independence
	24	Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
25	Report of the Audit Committee
26	Executive Officers
27	Compensation Discussion and Analysis
	27	Fiscal Year 2018 Business Performance
	28	Executive Compensation Highlights
	28	Compensation Philosophy
	29	Elements of Our Fiscal Year 2018 Compensation Program
	29	Compensation Decision Processes
	30	Peer Group
	31	Annual Cash Incentive Plan
	33	Equity Incentive Awards
	34	Employment Agreement with Mr. Lowe
	35	Stock Ownership Guidelines
	36	Summary Compensation Table
	37	2018 Grants of Plan-Based Awards Table
	38	Outstanding Equity Awards at Fiscal Year-End Table
	39	Options Exercised and Stock Vested in 2018
	39	CEO Pay Ratio
	42	Potential Payments upon a Termination or Change in Control
44	Security Ownership of Certain Beneficial Owners and Management
45	Related Person Transactions
	45	Other Relationships and Related Persons Transactions
	45	Policies and Procedures for Related Party Transactions
46	Other Matters
	46	Section 16(a) Beneficial Ownership Reporting Compliance
	46	Fiscal Year 2018 Annual Report and SEC Filings
47	Appendix A
	47	Reconciliation of GAAP and Non-GAAP Financial Measures

3

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

PROPOSAL NO. 1 Election of Directors
You are being asked to elect seven directors. Each of the director nominees is standing for election for a one-year term ending at the next annual meeting of stockholders in 2019.	Your Board of Directors recommends that you vote “FOR” the election of each of the seven nominees.
See page 16

Director Nominees

				Committees			Other Current Public Company Boards
Name and Position	Independent	Age	Director Since	Audit	Compensation	Governance
Martin A. Kaplan Director	✓ Chairman	80	2015				Superconductor Technologies
Harold L. Covert Director	✓	71	2015				None
Penelope A. Herscher Director	✓	58	2015				Verint, PROS Inc. and Faurecia SA
Julia S. Johnson Director Senior Vice President Product Management, VeriFone	✓	52	2017				None
Brian J. Lillie Director Chief Customer Officer and EVP Technology Services, Equinix, Inc.	✓	54	2015				Talend S.A.
Alan S. Lowe Director President and CEO, Lumentum		56	2015				None
Samuel F. Thomas Director	✓	67	2015				None
Member	Chair

Board Snapshot

Independence	Directors’ Gender	Directors’ Age

4	2018 Proxy Statement

PROXY SUMMARY

Corporate Governance Highlights

The Board of Directors and management of Lumentum believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Solid corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Corporate Governance Highlights
●Majority voting for Directors
●Annual election of all Directors
●Independent Chairman of the Board
●Independent Directors meet regularly without management present
●Audit, Compensation and Governance committees composed entirely of independent directors

●Engaged Board; each director attended at least 95% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal year 2018
●Significant share ownership guidelines for all executive officers and directors

PROPOSAL NO. 2 Non-binding Advisory Vote to Approve Executive Compensation
The Board is asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement.	Your Board of Directors recommends that you vote “FOR” this proposal.
See page 21

Executive Compensation Highlights

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we believe executives with higher levels of responsibility and a greater ability to influence Lumentum’s results should receive a greater percentage of their compensation as performance-based compensation. In fiscal 2018, we compensated our named executive officers using the following elements for total target direct compensation:

Element and CEO % of Total Target Direct Compensation	Description and Metrics
Base Salary	Fixed cash compensation to attract and retain highly-qualified executive talent.
Annual Cash Incentive
Performance-based cash compensation to incentivize and reward achievement of near-term financial and business results. Performance measured:
●Operating income multiplied by a strategic modifier
●Full-year revenue

Equity Incentives	Performance Stock Units (PSUs) NEW
●PSUs vesting over three years based on the achievement of fiscal 2018 revenue goal
Restricted Stock Units (RSUs)
●RSUs vesting over three years based on continued service

5

PROXY SUMMARY

Robust Pay Governance Practices

We seek to adhere to best practice for compensation governance purposes. These provisions protect our stockholders’ interests, as follows:

What We Do	What We Don’t Do
●Strong Pay-for-Performance alignment
●Emphasis on long-term Company performance: Over 55% of our NEOs’ fiscal year 2018 target compensation is in equity that vests over three years
●Robust Stock Ownership Guidelines for CEO and other NEOs
●Clawback Policy
●“Double-Trigger” change in control provision
●Independent Compensation Committee
●Independent compensation advisor
●Annual risk review of our compensation programs
●No excessive perquisites ●No tax gross-ups upon a change in control ●No hedging or pledging

PROPOSAL NO. 3 Ratification of the Audit Committee’s Appointment of the Independent Accountants
The Board is asking stockholders to ratify the selection of Deloitte & Touche LLP as our independent accountants for our fiscal year ending June 29, 2019.	Your Board of Directors recommends that you vote “FOR” this proposal.
See page 23

6	2018 Proxy Statement

LUMENTUM HOLDINGS INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually at 8:00am Pacific Time on Friday, November 9, 2018

The accompanying proxy is solicited on behalf of the board of directors of Lumentum Holdings Inc. (“Lumentum”, “we”, “us” or the “Company”) for use at the Lumentum 2018 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on Friday, November 9, 2018 at 8:00am (Pacific Time), and any adjournment or postponement of the Annual Meeting. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2018, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about September 19, 2018. Lumentum’s annual report on Form 10-K for the fiscal year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2018 (“Annual Report”), will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this process makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

General Information about the Annual Meeting

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●

the election of seven directors, all of whom are currently serving on our board of directors, to serve until our 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

●	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
●	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 29, 2019; and
●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of Martin A. Kaplan, Harold L. Covert, Penelope A. Herscher, Julia S. Johnson, Brian J. Lillie, Alan S. Lowe and Samuel F. Thomas as directors of the Company;
●	“FOR” the approval of a non-binding, advisory vote on the compensation of our named executive officers; and
●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 29, 2019.

7

PROXY STATEMENT

Who is entitled to vote?

Holders of our common stock as of the close of business on September 10, 2018, the record date, may vote at the Annual Meeting. As of the record date, there were 63,332,005 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, on the record date, your shares were registered directly in your name with our transfer agent, ComputerShare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held on your behalf in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares held in street name. Accordingly, the Notice of Internet Availability, Proxy Statement and any accompanying documents have been provided to your broker or nominee, who in turn provided the materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by using the voting instruction card or by following their instructions for voting on the Internet or by telephone.

How many votes are needed for approval of each proposal?

●

Proposal No. 1: Each director must be elected by the affirmative vote of a majority of the votes cast with respect to that director. This means that, to be elected, the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast for or against such director’s election.

●

Proposal No. 2: The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

●

Proposal No. 3: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●

via the virtual meeting website – any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LITE2018, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 8:00am (Pacific Time) on Friday, November 9, 2018. Please have your 16-digit control number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

●	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on November 8, 2018 (have your proxy card in hand when you visit the website);
●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call); or
●	by completing and mailing your proxy card (if you received printed proxy materials).

Proxy cards submitted by mail must be received by November 8, 2018 to be voted at the Annual Meeting. Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on November 8, 2018. Submitting your proxy, whether via Internet, by telephone or by mail, will not affect your right to vote via the virtual meeting website should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this proxy.

8	2018 Proxy Statement

PROXY STATEMENT

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;
●	returning a later-dated proxy card; or
●	delivering to the Secretary of Lumentum Holdings Inc., by any means, a written notice stating that the proxy is revoked.

Additionally, you can change your vote or revoke your proxy by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

How can I attend the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a holder of Lumentum shares as of the record date of September 10, 2018. You will be able to attend online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LITE2018. You also will be able to vote your shares electronically at the Annual Meeting. To participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied the proxy materials.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Alan Lowe, Chris Coldren and Judy Hamel have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail or e-mail. Instructions on how to access the proxy materials over the Internet or to request a paper or e-mail copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP. Your broker will not have discretion to vote on the election of directors or the approval of the non-binding, advisory vote on the compensation of our named executive officers, each of which are “non-routine” matters, absent direction from you.

9

PROXY STATEMENT

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials, such stockholder may contact our Investor Relations at 1(408) 546-5483 or by mail at the following address:

Lumentum Holdings Inc.
Attention: Investor Relations
400 North McCarthy Blvd.
Milpitas, California 95035

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2019 Annual Meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than May 22, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Lumentum Holdings Inc.
Attention: Secretary
400 North McCarthy Blvd.
Milpitas, California 95035

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2019 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than August 11, 2019; and
●	not later than the close of business on September 10, 2019.

10	2018 Proxy Statement

PROXY STATEMENT

In the event that we hold our 2019 Annual Meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the 2018 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Governance Committee.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a Proxy Statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

11

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven (7) members. Per the terms of the Agreement and Plan of Merger dated March 11, 2018 by Lumentum and Oclaro, we will increase the size of our board and appoint one member of the Oclaro board to join our board after the closing of the acquisition. As of the date of this proxy statement, the new director has not been identified.

Director Independence

Our board of directors consists of seven members. Our board of directors consists of a majority of independent directors and committees of our board of directors consist solely of independent directors, as required by NASDAQ listing standards. Our board of directors has determined that the following directors are independent under the NASDAQ listing standards: Martin A. Kaplan, Harold L. Covert, Penelope A. Herscher, Julia S. Johnson, Brian J. Lillie and Samuel F. Thomas.

Board Leadership Structure

Our board of directors has determined that it is in the best interests of the Company to maintain the board chairperson and chief executive officer positions separately. The board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the board of director’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the board. Moreover, we believe an independent chairperson can more effectively lead the board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate board governance processes.

Board Oversight of Risk

We take a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. We therefore seek to include risk management principles in all of our management processes and in the responsibilities of our employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the board of directors to support the board of directors’ role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risks the Company faces, while the board of directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends board of directors meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the board of directors. Additionally, our committees assist the board of directors in fulfilling its oversight responsibilities in certain areas. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the board of directors’ oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures. Management regularly reports to the Audit Committee on these areas. Additionally, the Compensation Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee reports on the discussion to the full board of directors.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in fiscal year 2018, a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Semler Brossy, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with our management team in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of our compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Semler Brossy. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

12	2018 Proxy Statement

CORPORATE GOVERNANCE

Board Committees and Meetings

During fiscal year 2018, the board of directors held 18 meetings. The board of directors has three committees: an Audit Committee, Compensation Committee, and Governance Committee. The members of the committees during fiscal year 2018 are identified below.

Each director attended at least 75% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal year 2018 after becoming a member of the board of directors or after being appointed to a particular committee. The Company encourages, but does not require, the members of its board of directors to attend the Annual Meeting. All members of our board of directors who were directors at the time attended our 2017 Annual Meeting. We anticipate that all directors will attend the 2018 Annual Meeting.

Audit Committee
MEMBERS: Harold L. Covert (Chair) Brian J. Lillie Samuel F. Thomas* MEETINGS: 9 *As of August 27, 2018, Mr. Thomas replaced Mr. Kaplan on the Audit Committee

The Audit Committee is responsible for assisting the full board of directors in fulfilling its oversight responsibilities relative to:

●the Company’s financial statements;
●financial reporting practices;
●systems of internal accounting and financial control;
●internal audit function;
●annual independent audits of the Company’s financial statements; and
●such legal and ethics programs as may be established from time to time by management and the board of directors.

The Audit Committee has sole authority to retain, engage and compensate the independent auditor and oversees the independence of the independent auditor. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are, and in the case of Mr. Kaplan, was, during the time he served on the Audit Committee, “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The board of directors has further determined that Harold L. Covert is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the Audit Committee charter can be viewed at the Company’s website at www.lumentum.com.

Compensation Committee
MEMBERS: Penelope A. Herscher (Chair) Harold L. Covert Julia S. Johnson* MEETINGS: 7 *As of August 27, 2018, Ms. Johnson replaced Mr. Thomas on the Compensation Committee

The Compensation Committee is responsible for:

●ensuring that the Company adopts and maintains responsible and competitive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders;
●the administration of the Company’s employee stock purchase plan and equity incentive plans;
●reviewing the Compensation Discussion and Analysis section contained in our Proxy Statement and preparing the Compensation Committee Report for inclusion in our Proxy Statement; and
●reviewing and considering the results of any advisory stockholder votes on executive compensation.

The Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2018, the Compensation Committee engaged Semler Brossy, a national compensation consulting firm, to assist with the Compensation Committee’s analysis and review of the compensation of our executive officers. Semler Brossy attends all Compensation Committee meetings, works directly with the Compensation Committee Chair and Compensation Committee members, and sends all invoices, including descriptions of services rendered, to the Compensation Committee Chair for review and payment approval. Semler Brossy performed no work for the Company that was not in support of the Compensation Committee’s charter nor authorized by the Compensation Committee Chair during fiscal year 2018. The Board has determined that all members of the Compensation Committee are, and in the case of Mr. Thomas, was, during the time he served on the Compensation Committee, “independent” as that term is defined in the applicable rules and regulations of the SEC and NASDAQ. Each member of the Compensation Committee is a non-employee director under Rule 16b-3 promulgated under the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.lumentum.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section entitled “Compensation Discussion and Analysis – Compensation Practices.”

13

CORPORATE GOVERNANCE

Governance Committee
MEMBERS: Martin A. Kaplan (Chair) Penelope A. Herscher Brian J. Lillie MEETINGS: 4

The Governance Committee:

●serves as the Company’s nominating committee;
●oversees the Company’s corporate governance practices; and
●recommends to the board of directors the adoption of governance programs.

As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the board of directors regarding any stockholder recommendations for candidates to serve on the board of directors. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at 400 North McCarthy Boulevard, Milpitas, California 95035. Such writing must provide the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee. Our amended and restated bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our amended and restated bylaws, which may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

In identifying and reviewing potential candidates for the board of directors, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, diversity, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas pertinent to the Company’s long term business and strategic objectives. The Governance Committee intends to continue to evaluate candidates for election to the board of directors on the basis of the foregoing criteria. While we do not have a formal written policy regarding consideration of diversity in identifying candidates, as discussed above, diversity is one of the numerous criteria that the Governance Committee considers when reviewing potential candidates. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

From time to time the Governance Committee has engaged a third-party search firm to assist in identifying and reviewing candidates for membership on our board of directors.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.lumentum.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Lumentum Holdings Inc., 400 North McCarthy Boulevard, Milpitas, California 95035. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

14	2018 Proxy Statement

CORPORATE GOVERNANCE

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct is posted on the Investors page under the Corporate Governance portion of our website at www.lumentum.com. We will post amendments to our Code of Business Conduct or waivers of our Code of Business Conduct for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as such other items as they deem appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as liquidity risk and cybersecurity risk. Our Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

15

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Seven (7) directors have been nominated by our board of directors for election at the Annual Meeting, each to serve a one-year term until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently members of the board of directors. All of the director nominees are independent under the listing standards of the NASDAQ Stock Market except for Mr. Lowe.

Each of our current directors, except for Ms. Johnson, joined the Company in August 2015 in connection with the separation from JDS Uniphase Corporation (now known as Viavi Solutions Inc. and referred to herein as “Viavi”) on July 31, 2015 (the “Separation”). Ms. Herscher and Messrs. Covert and Kaplan were members of Viavi’s board of directors and resigned at the time of the Separation and joined Lumentum’s board of directors. Messrs. Thomas and Lillie were recommended by the Governance Committee of Viavi prior to the Separation and joined the Lumentum board of directors upon the completion of the Separation. Ms. Johnson was recommended by the Company’s Governance Committee and joined the board of directors on November 6, 2017.

We have no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Director Nominees

The Governance Committee selects nominees from a broad base of potential candidates and seeks qualified candidates with diverse backgrounds and experience, who possess the highest ethical and professional character and will exercise sound business judgment. The Governance Committee seeks people who are accomplished in their respective fields and have superior credentials. A candidate must have an employment and professional record which demonstrates, in the committee’s judgement, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served.

Our Governance Committee and our board of directors have evaluated each of the director nominees. Based on this evaluation, the Governance Committee and the board of directors have concluded that it is in the best interest of Lumentum and its stockholders for each of the proposed director nominees listed below to continue to serve as a director of Lumentum. The nominee’s individual biographies below contain information about their experience, qualifications and skills that led our board of directors to nominate them.

Martin A. Kaplan, 80	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Governance (Chair) and Audit* *Effective August 27, 2018, Mr. Kaplan resigned from the Audit Committee
QUALIFICATIONS
●Extensive business leadership
●Operational and technical experience in the telecommunications industry, including substantial experience in mergers and acquisitions
●Valuable corporate governance experience from service on the boards and committees of public and private companies

EXPERIENCE:

Mr. Kaplan is chairman of the board of Superconductor Technologies and was a member of the board of directors of Viavi until the completion of the Separation. Mr. Kaplan is also a member of the board of directors of Sentinels of Freedom Scholarship Foundation which assists severely wounded veterans transition to civilian life. From May 1998 until his retirement in May 2000 after 40 years in the technology industry, Mr. Kaplan was executive vice president of Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, responsible for integration following the merger of SBC Communications, Inc. (“SBC”), a telecommunications company, and Pacific Telesis Group, Inc., followed by the same role for other SBC mergers. Mr. Kaplan holds a Bachelor of Science degree in Engineering from California Institute of Technology.

16	2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Harold L. Covert, 71	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Audit (Chair) and Compensation
QUALIFICATIONS
●Significant experience and service in leadership roles in finance and accounting
●In-depth financial knowledge obtained through service as chief financial officer of several publicly traded technology companies
●Valuable insight and experience from serving on the board of public companies

EXPERIENCE:

Mr. Covert was previously the chief financial officer of Harmonic Inc., a provider of video delivery infrastructure solutions, until he resigned in June 2017. From 2014 to 2015, Mr. Covert was an independent business consultant, and from 2011 to 2014, he served as executive vice president and chief financial officer of Lumos Networks Corporation, a fiber-based service provider. From 2010 to 2011, Mr. Covert was an independent business consultant. From 2007 to 2010, Mr. Covert was president, chief financial officer and chief operating officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Within the past five years he was also a member of the board of directors of Viavi until the completion of the Separation, Solta Medical, Inc., which was acquired in 2014, and Harmonic Inc. from July 2007 to October 2015. Mr. Covert holds a Bachelor of Science degree in Business Administration from Lake Erie College and a Masters degree in Business Administration from Cleveland State University and is also a Certified Public Accountant.

Penelope A. Herscher, 58	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Compensation (Chair) and Governance
QUALIFICATIONS
●Experience as chief executive officer of several technology companies
●Extensive marketing and technical background
●Valuable insight and experience from serving on the board and committees of public companies, including prior service as chair of the Compensation Committee at Viavi

EXPERIENCE:

Penelope Herscher serves as a member of the board of directors of Verint Systems Inc., PROS Inc., and Faurecia SA, and on the board of Delphix, a private company. Ms. Herscher previously served as a member of the board of directors of Rambus, Inc. from 2006 to 2018 and of Viavi from 2008 until the completion of the Separation. From 2004 to 2015, Ms. Herscher held the position of President and CEO at FirstRain, an enterprise software company, and from 2002 to 2003, she held the position of executive vice president and chief marketing officer of Cadence Design Systems, Inc. an electronic design automation software company. From 1996 to 2002, Ms. Herscher was President and CEO of Simplex Solutions, taking the company public in 2001 and prior to its acquisition by Cadence in 2002. Ms. Herscher holds a BA Hons, MA in Mathematics from Cambridge University in England.

Julia S. Johnson, 52	DIRECTOR SINCE: November 2017
COMMITTEE MEMBERSHIP: Compensation* *Appointed to the Compensation Committee effective August 27, 2018
QUALIFICATIONS
●Strong leadership and business experience in operations, product development and technology
●Significant international experience in consumer products for the technology industry
●Strong technical background

EXPERIENCE:

With over 25 years of operations, product development, and technology experience, Ms. Johnson is currently the Senior Vice President Product Management at VeriFone, a global provider of technology that enables electronic payment transactions, a position she has held since March 2017. Prior to VeriFone, Ms. Johnson was Corporate Vice President Product Management at Lenovo, a Chinese multinational technology company selling personal computers, tablet computers, smartphones, amongst others, from 2014 to 2016. Before Lenovo, Ms. Johnson was Corporate Vice President - Product Management at Google from 2012 to 2014. Prior to Google, Ms. Johnson was Vice President of Product Management at Motorola, a global telecommunications company. Ms. Johnson received a Master of Business Administration degree and a Master degree in Materials Science and Engineering from the Massachusetts Institute of Technology, and a Bachelor degree in Math and Physics from Albion College.

17

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Brian J. Lillie, 54	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Audit and Governance	QUALIFICATIONS ●Extensive executive-level experience in the technology industry and specifically in the data center markets ●Strong technical background

EXPERIENCE:

Mr. Lillie is the chief customer officer (“CCO”) and executive vice president of Technical Services of Equinix, Inc., a global provider of data center and internet exchange services. As CCO, Mr. Lillie directly leads the Global Customer Success Organization, which includes Global Customer Care, Global Customer Experience, Global Customer Process, and Global Technology Services, including IT and Interconnection Product Engineering. Previous to this assignment, for the past eight years, Mr. Lillie served as global CIO for Equinix. Prior to joining Equinix, Mr. Lillie held several executive-level roles at VeriSign, Inc., a provider of intelligent infrastructure services, including vice president of global information systems and vice president of global sales operations. Mr. Lillie is a member of the board of directors of Talend, S.A., a position he has held since May 2018. Mr. Lillie holds a Master of Science degree in Management from Stanford University’s Graduate School of Business, a Master of Science degree in Telecommunications Management from Golden Gate University and a Bachelor of Science degree in Mathematics from Montana State University.

Alan S. Lowe, 56	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: None	QUALIFICATIONS ●Extensive business, management, and leadership skills from his roles at Viavi, Asyst Technologies and Read-Rite ●Broad and deep experience with Lumentum and its businesses

EXPERIENCE:

Mr. Lowe has served as Lumentum’s president and chief executive officer since July 2015. Prior to joining Lumentum, Mr. Lowe was employed by Viavi. Mr. Lowe joined Viavi in September 2007 as senior vice president of the Lasers business, and became executive vice president and president of Viavi’s Communications and Commercial Optical Products business in October 2008. Prior to joining Viavi, Mr. Lowe was senior vice president, Customer Solutions Group at Asyst Technologies, Inc. a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was president and chief executive officer of Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Mr. Lowe served in roles of increasing responsibility at Read-Rite, including president and chief operating officer, and senior vice president of customer business units. Mr. Lowe holds Bachelor of Arts degrees in computer science and business economics from the University of California, Santa Barbara and completed the Stanford Executive Program in 1994.

Samuel F. Thomas, 67	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Compensation* and Audit* * Effective August 27, 2018, Mr. Thomas resigned from the Compensation Committee and was appointed to the Audit Committee.
QUALIFICATIONS
●Strong leadership and business experience in manufacturing, sales and marketing and operations
●Significant international experience gained over a 39-year career with several companies.

EXPERIENCE:

Mr. Thomas was previously the executive chairman, and prior to that, the chief executive officer and president, of Chart Industries, Inc., an engineered cryogenic equipment manufacturer serving the natural gas and industrial gas industries, until he retired in May 2018. From 1998 to 2003, Mr. Thomas was executive vice president of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. Mr. Thomas holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute.

18	2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Vote Required

Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the numbers of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that nominee. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast for or against such director’s election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

Director Compensation

The compensation program for our non-employee directors (“Outside Directors”) is designed to attract and retain high quality directors and to align director interests with those of our stockholders. The compensation program was developed and approved in 2015 in connection with our Separation, and with input from Semler Brossy, an independent compensation advisor, regarding competitive practices. The compensation of our Outside Directors is reviewed annually by the board of directors upon recommendation from the Compensation Committee, which review includes a market assessment and an analysis by Semler Brossy. As part of this analysis, Semler Brossy reviews non-employee director compensation trends and data from similarly situated companies. No changes have been made to our Outside Director compensation program since 2015, other than the administrative change noted below. Our Outside Directors receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”) and cash, as described below:

Equity Awards

Initial Award. On the date of the first meeting of our board of directors or Compensation Committee occurring on or after the date on which the individual first became an Outside Director, such Outside Director is granted an initial award of restricted stock units (“RSUs”) with a value equal to $200,000 (the “Initial RSU Award”). The Initial RSU Award vests in three annual installments from the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changes from an employee director to an Outside Director, he or she does not receive an Initial RSU Award.

Annual Awards. On the date of each annual meeting of our stockholders, each Outside Director who has served on our board of directors for at least the preceding six months is granted an award of RSUs with a value equal to $175,000 (the “Annual RSU Award”). The Annual RSU Award vests upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from grant, subject to continued service as a director through the applicable vesting date.

Retirement Provisions for Equity Awards. Upon retirement of an Outside Director, all unvested RSUs automatically vest in full. The treatment of unvested RSUs held by an Outside Director upon a change in control is determined by the terms of the 2015 Plan.

Administrative Change

Until November 2017, the number of RSUs for the Initial RSU Award and Annual RSU Award was calculated based on a grant date fair value. In November 2017, our board of directors amended this methodology to convert the value into a number of RSUs based on the same methodology used for employee grants, which is the volume-weighted average trading price of Lumentum shares sold on the NASDAQ during the calendar month preceding the grant date.

19

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Cash Compensation

Annual Fee. Each Outside Director receives an annual cash retainer of $85,000 for serving on our board of directors (the “Annual Fee”), paid quarterly. In addition to the Annual Fee, the non-employee board chair receives an additional cash retainer of $60,000.

Committee Service. The chairpersons of the three standing committees of our board of directors receive the following annual cash retainers, paid quarterly:

Board Committee	Chairperson Fee ($)
Audit Committee	25,000
Compensation Committee	20,000
Governance Committee	15,000

Outside Director Compensation for Fiscal Year 2018

The following table provides information regarding the total compensation that was granted to each of our Outside Directors in fiscal year 2018. Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2018, Mr. Lowe was an executive officer. See “Executive Compensation” for additional information about his compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Martin A. Kaplan(2)	160,000	176,079	336,079
Penelope A. Herscher(3)	105,000	176,079	281,079
Harold L. Covert(4)	110,000	176,079	286,079
Samuel F. Thomas(5)	85,000	176,079	261,079
Brian J. Lillie(6)	85,000	176,079	261,079
Julia S. Johnson(7)	42,500	196,250	238,751

(1)	The amounts shown in this column are the grant date fair value in the period presented as determined in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used to calculate these amounts are set forth under “Note 16. Stock Based Compensation and Stock Plans” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.
(2)	Mr. Kaplan held 6,274 RSUs as of June 30, 2018.
(3)	Ms. Herscher held 6,274 RSUs as of June 30, 2018.
(4)	Mr. Covert held 6,274 RSUs as of June 30, 2018.
(5)	Mr. Thomas held 6,274 RSUs as of June 30, 2018.
(6)	Mr. Lillie held 6,274 RSUs as of June 30, 2018.
(7)	Ms. Johnson held 3,419 RSUs as of June 30, 2018.

20	2018 Proxy Statement

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules, we are seeking the approval of the Company’s stockholders, on an advisory or non-binding basis, of the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement.

Our compensation program is designed to attract, retain and motivate employees and to serve the long-term interests of our stockholders. Our compensation program promotes performance-based compensation and has evolved to align compensation with recognized best practices and to address market realities.

The items below contain a few highlights from our compensation program:

●

A significant portion of compensation is subject to our financial and/ or share price performance. Mr. Lowe, our chief executive officer, received 86% in total target pay (base salary, annual incentive bonus and long-term equity awards) in fiscal year 2018 through either incentive cash or equity (including performance-based equity awards at target), and the other NEOs received 71% on average. This reflected an 8% and a 19% increase for the CEO and all other NEOs, respectively (for executives that were listed in both proxies and excluding any one-time awards), compared to the Company’s 52% annualized growth in total shareholder return since the Separation.

●

Pay levels and practices are regularly reviewed against external market best practices. Our Compensation Committee regularly reviews both pay levels and practices against the external market to ensure that our approach to compensation is consistent with current industry best practices, while also supporting our business strategy and objectives.

●

Performance-based components of pay are expected to be increased for fiscal year 2019. The Compensation Committee increased the weighting of performance-based components of executive pay in fiscal year 2018, and introduced performance-based equity awards. Executives received their first annual grant of performance equity awards as 33% of their annual equity. We intend to slowly increase the weighting of performance equity awards as a percentage of equity mix over time. This step reinforces our commitment to align compensation with the competitive market and tie executive pay to Company performance.

Lumentum maintains the following policies to ensure sound compensation practices and corporate governance:

●	Maintain a Clawback Policy: Provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct
●	Require “Double-Trigger” for equity acceleration upon change in control
●	Employ an independent compensation committee
●	Engage an independent compensation advisor
●	Conduct an annual risk review of our compensation programs
●	Avoid excessive perquisites to executive officers
●	Avoid tax gross-ups upon change in control
●	Prohibit hedging or pledging of our securities by employees or directors

The Compensation Discussion and Analysis section of this Proxy Statement contains a detailed discussion of our compensation philosophy and the alignment of our NEOs compensation to our performance.

We are asking our stockholders to vote on an advisory basis to approve the compensation paid to our NEOs, as described in the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement. We currently hold our advisory vote to approve the compensation paid to our NEOs on an annual basis, and our next such vote will be at our 2019 Annual Meeting.

The board of directors recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement for the 2018 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the FY2018 Summary Compensation Table, and other related tables and disclosures.”

21

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Vote Required

The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

This “say on pay” vote is advisory and therefore not binding on the Company, the board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

22	2018 Proxy Statement

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended June 30, 2018 was Deloitte & Touche LLP (“Deloitte”). Our Audit Committee has re-appointed Deloitte, to audit our consolidated financial statements for our fiscal year ending June 29, 2019, and we are asking our stockholders to ratify this appointment. Although ratification by stockholders is not required by law, our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our independent registered public accounting firm. Representatives of Deloitte are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

On December 27, 2016, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm effective as of that date and approved the appointment of Deloitte as our new independent registered public accounting firm subject to clearance of Deloitte’s internal acceptance process. PWC had served as the Company’s independent registered public accounting firm since 2015. PWC’s reports on our financial statements for the fiscal years ended June 27, 2015 and July 2, 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 27, 2015 and July 2, 2016, and through December 27, 2016, there was no “disagreement” (as contemplated by Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended June 27, 2015 and July 2, 2016, and through December 27, 2016, there was no “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

PWC furnished us with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which was filed as Exhibit 16.1 with our Current Report on Form 8-K filed with the SEC on January 3, 2017.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by Deloitte, our independent registered public accounting firm, for the fiscal years ended June 30, 2018 and July 1, 2017.

	Fiscal 2018 (In thousands)	Fiscal 2017 (In thousands)
Audit Fees(1)	$2,047,350	$1,398,070
Audit-Related Fees(2)	$373,003	—
Tax Fees(3)	$491,674	$994,679
All Other Fees(4)	$—	$13,550
Total	$2,912,026	$2,406,299

(1)	Audit Fees include fees related to professional services rendered in connection with the audit of Lumentum’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in Lumentum’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings, including the filing of Form S-4 in May 2018.
(2)	Audit-Related Fees for include fees for professional services rendered in connection with due diligence for the pending acquisition of Oclaro, Inc.
(3)	Tax Fees include fees for professional services rendered in connection with valuation consulting, compliance, and planning services and other tax consulting and, for Fiscal 2017, include fees for professional services rendered by Deloitte, prior to their engagement as our independent registered public accounting firm.

23

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditor Independence

In our fiscal year ended June 30, 2018, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for our fiscal year ended June 30, 2018 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

24	2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the NASDAQ Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our website at www.lumentum.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements, which are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and Deloitte;
●	discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301; and
●

received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Harold L. Covert (Chair)
Martin A. Kaplan
Brian J. Lillie

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

25

EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers. The position titles refer to each executive officer’s title at Lumentum as of September 19, 2018. Our executive officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Alan Lowe	56	President and Chief Executive Officer
Christopher Coldren	47	Senior Vice President, Interim Chief Financial Officer
Vincent Retort	64	Chief Operations Officer and Executive Vice President
Jason Reinhardt	44	Executive Vice President, Global Sales and Product Line Management
Judy Hamel	52	Senior Vice President, General Counsel and Secretary

For Mr. Lowe’s biography, see “Director Nominees.”

Christopher Coldren has served as Lumentum’s senior vice president, interim chief financial officer since June 2018. Previously, Mr. Coldren has served in various roles at Lumentum since its separation from Viavi in August 2015, most recently as vice president, strategy and corporate development since July 2015. Mr. Coldren joined JDS Uniphase Corporation in December 2005 and prior to the Separation, his responsibilities included leading strategic merger, acquisition, divestiture and partnership processes, helping the company enter new markets and optimizing existing business lines. Previous responsibilities included Strategic Marketing, Business Development, and Technology Development for the company’s optical communications transmission product business lines. From 2000 to 2005, Mr. Coldren was director of technology and business development at Agility Communications, Inc., a leading tunable laser company. Mr. Coldren began his career at SDL, Inc. as a research scientist and developed advanced photonic technologies. Mr. Coldren holds a PhD and M.S. in Electrical Engineering from Stanford University and a BA in physics from the University of California, Santa Barbara.

Vincent Retort has served as Lumentum’s chief operations officer and executive vice president since February 2016, and was previously our senior vice president, research and development from July 2015 through February 2016. Prior to joining Lumentum, Mr. Retort was employed by Viavi. Mr. Retort joined Viavi in 2008 as vice president of research & development, CCOP, and became senior vice president of research & development of CCOP in 2011. From 2004 to 2008, Mr. Retort was vice president of product engineering, reliability and quality at NeoPhotonics Corporation, a designer and manufacturer of photonic integrated circuit based modules and subsystems. From 2002 to 2004, Mr. Retort served as senior director of development engineering, magnetic recording performance at Seagate Technologies PLC, an international manufacturer and distributor of computer disk drives. From 2000 to 2002, Mr. Retort served as vice president of product engineering at Lightwave Microsystems Corporation, a communications equipment company. Mr. Retort holds a Masters of Science degree in Biological Sciences from Stanford University and a Bachelor of Arts degree in Biology from West Virginia University.

Jason Reinhardt has served as Lumentum’s executive vice president, global sales and product line management, since February 2016, and was previously our senior vice president of sales from July 2015 through February 2016. Prior to joining Lumentum, Mr. Reinhardt was employed by Viavi. Mr. Reinhardt joined Viavi in May 2008 as director of sales for North America. He was subsequently promoted to senior director of North America sales, vice president and senior vice president of global sales, holding that position from August 2010 until January 2014, after which he focused on charitable humanitarian work while holding a part-time business development position. Mr. Reinhardt returned to a full-time role in June 2015, serving again as Viavi’s senior vice president of global sales. Before joining Viavi, Mr. Reinhardt served as deputy country director of HOPE Worldwide Afghanistan, senior director of North America sales at Avanex Corporation and account manager and production engineer at Corning Incorporated. In February 2018, Mr. Reinhardt joined the board of HOPE Worldwide Afghanistan. Prior to these roles he served as an officer in the United States Air Force. Mr. Reinhardt holds a Bachelor of Science degree in Electrical Engineering from Montana State University, and a Master of Business Administration degree from Babson College’s Franklin W. Olin Graduate School of Business.

Judy Hamel has served as Lumentum’s senior vice president, general counsel and secretary since May 2018 and prior to that as vice president, general counsel and secretary from July 2015 to May 2018. Prior to joining Lumentum, Ms. Hamel was employed by Viavi. Ms. Hamel joined Viavi in August 2012 as senior corporate counsel. Prior to joining Viavi, from September 2006 to August 2012, Ms. Hamel served as vice president legal affairs at Cortina Systems, Inc., a global communications supplier of port connectivity solutions to the networking and telecommunications sector. Previously, Ms. Hamel worked as a corporate associate at Silicon Valley law firms Cooley Godward LLP and Wilson Sonsini Goodrich and Rosati PC. Ms. Hamel holds a Juris Doctor degree from Santa Clara University School of Law, a Masters degree in Business Administration from San Jose State University and a Bachelor of Science degree in Economics and Finance from Southern New Hampshire University.

26	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This discussion of our executive compensation program is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consisted of the following executive officers for fiscal year 2018:

●	Alan Lowe, our President and Chief Executive Officer
●	Aaron Tachibana, our former Chief Financial Officer and Executive Vice President(1)
●	Christopher Coldren, our Senior Vice President, Interim Chief Financial Officer(2)
●	Vincent Retort, our Chief Operations Officer and Executive Vice President
●	Jason Reinhardt, our Executive Vice President, global sales and product line management
●	Judy Hamel, our Senior Vice President, General Counsel and Secretary

(1)	Mr. Tachibana resigned from his position as Chief Financial Officer of the Company effective as of June 6, 2018. Mr. Tachibana will remain an employee of the Company until September 30, 2018 and has provided transition services to the Company during such time.
(2)	Following Mr. Tachibana’s resignation from his position as Chief Financial Officer of the Company, Mr. Coldren was appointed as the Company’s Senior Vice President, Interim Chief Financial Officer, effective as of June 6, 2018.

Fiscal Year 2018 Business Performance

We posted strong results in our third year as an independent, publicly–traded company. Highlights of our fiscal year 2018 financial performance in several of our key business metrics, along with comparable measures during fiscal years 2017 and 2016, are set forth in this section:

Net Revenue ($MMs) Performance	Total Shareholder Returns Performance

Gross Margin Performance	Operating Margin Performance

27

COMPENSATION DISCUSSION AND ANALYSIS

	Fiscal Year 2018 ($ in millions)	Fiscal Year 2017 ($ in millions)	Fiscal Year 2016 ($ in millions)	Change 2016-2018
Net Revenue	$1,247.7	$1,001.6	$903.0	38.2%
Gross Margin	34.6%	31.8%	30.7%	3.9%
Adjusted Gross Margin	38.9%	34.7%	33.0%	5.9%
Operating Margin	11.2%	4.8%	1.3%	9.9%
Adjusted Operating Margin	19.7%	12.4%	9.2%	10.5%

Adjusted Gross Margin and Adjusted Operating Margin are non-GAAP measures that Lumentum discloses to provide additional information about the operating results of the Company. Please see Appendix A for a reconciliation of Adjusted Gross Margin and Adjusted Operating Margin to their nearest GAAP equivalents.

Executive Compensation Highlights

●

Increases to Executive Compensation due to Strong Fiscal Year 2017 Performance. In light of our strong performance in fiscal year 2017, and the continued success almost two years after the completion of the Separation, the Compensation Committee increased total target pay for our CEO by approximately 8% and total target pay for our NEOs by approximately 19% on average, (for executives that were disclosed both this year and last year and excluding the value of any one-time awards) in each case as compared to their respective target pay levels in fiscal year 2017.

●

Above Target Payout of Cash Annual Incentive Program for Fiscal Year 2018. The fiscal year 2018 annual cash incentive plan was based on revenue and operating income. Due to solid financial and operational performance relating to these metrics during fiscal year 2018, our NEOs received payouts under our fiscal year 2018 annual cash incentive plan at 134% of target.

●

Continued Use of Strategic Modifier in Annual Cash Incentive Plan for Fiscal Year 2018. As the Compensation Committee believes that focusing on specific operational objectives is important in measuring the Company’s annual performance, the Compensation Committee continued to use a strategic modifier with our annual cash incentive plan, similar to what was introduced in fiscal year 2017. The Compensation Committee may decrease or increase cash incentive pay as a result of performance on defined strategic measures by up to 20%.

●

Introduction of PSUs for Fiscal Year 2018. Our Compensation Committee introduced performance-based awards (“PSUs”) as a key component of our fiscal year 2018 executive compensation program. The PSUs made up approximately one-third of the NEO’s annual equity award for fiscal year 2018.

Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

●	Total compensation should attract, motivate and retain the talent necessary to achieve our business objectives in order to increase long-term value and drive stockholder returns.
●

Superior executive talent should be motivated and retained through a strong pay for performance compensation system that provides the opportunity to earn above-average compensation in return for achieving business and financial success.

●	Our compensation practices should continue to evolve to align compensation with recognized best practices and to address current market realities.

28	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

To further these objectives, we seek to adhere to best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests, as follows:

What We Do	What We Don’t Do
●Pay for Performance: 86% of our CEO’s and 71% of our other NEOs’ fiscal year 2018 target compensation was subject to Lumentum’s financial performance
●Emphasize Long-Term Company Performance: Around 55% of our NEOs’ fiscal year 2018 target compensation is in equity that vests over three years
●Maintain Stock Ownership Guidelines: 3x salary for our CEO and 1x for other NEOs
●Maintain a Clawback Policy: Provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct
●Require “Double-Trigger” for equity acceleration in connection with a change in control
●Employ an independent compensation committee
●Engage an independent compensation advisor
●Conduct an annual risk review of our compensation programs
●No excessive perquisites awarded to Executive Officers ●No tax gross-ups upon a change in control ●No hedging or pledging of Lumentum securities by employees or directors

Elements of Our Fiscal Year 2018 Compensation Program

Our fiscal year 2018 compensation program for our NEOs primarily consisted of salary, annual cash incentive, and equity awards according to the following structure:

	Operating Income 1st Half	Strategic Modifier/ 1st Half FY18 +/- 20%
Base Salary Objective/Purpose: To attract and retain highly-qualified executive talent
Revenue 1st Half

Annual Incentives Objective/Purpose: To incentivize and reward achievement of near-term financial and business results	Operating Income 2nd Half	Strategic Modifier/ 2nd Half FY18 +/- 20%
Revenue 2nd Half

Long-Term Incentives Objective/Purpose: To align our executives’ interest with those of our stockholders, drive long-term value, and reinforce longer-term consideration

RSUs
PSUs 100% Revenue One-Year Goal the portion of PSUs will be increased to 50% of Long-term Incentives for fiscal year 2019 compensation

Compensation Decision Processes

The Compensation Committee administers and determines the parameters of the executive compensation program. In carrying out its functions, the Compensation Committee seeks input from Semler Brossy, the independent compensation advisor to the Compensation Committee as well as our management. In addition, we value the positive endorsement by our stockholders of our pay practices. As we assessed our compensation programs in fiscal year 2018, we were mindful of the strong support our stockholders expressed around our executive officer pay programs.

Semler Brossy provides advice relating to our compensation peer group selection as well as provides support and specific analysis with regard to compensation data and formulation of recommendations for executive compensation. Semler Brossy reports directly to our Compensation Committee and is independent from our management.

29

COMPENSATION DISCUSSION AND ANALYSIS

Our CEO and Senior Vice President of Human Resources present to the Compensation Committee performance reviews and compensation recommendations for our NEOs (other than our CEO). Our management team references the materials that Semler Brossy prepared for the Compensation Committee in developing NEO compensation recommendations for the Compensation Committee’s consideration.

The Compensation Committee approves all compensation for our NEOs (other than our CEO). The Compensation Committee reviews and recommends to the board of directors our CEO’s compensation, which such compensation is approved by the board of directors.

No member of the management team is present for the discussion or approval of his or her own compensation.

Peer Group

The Compensation Committee, with input from Semler Brossy, reviews the compensation practices at similarly situated companies that comprise our 2018 peer group. The characteristics and details around the 2018 peer group are listed below.

Characteristics of Peer Group	Peer Group Companies	Peer Group Financial Positioning

Characteristics: Companies similar in revenue, size, and business operations to Lumentum

Primary Uses
We reference peer group compensation practices when assessing and approving executive compensation in the following areas:

●Performance and pay relationship
●NEO compensation levels
●Annual and long-term incentive plan design
●Independent director compensation
●Equity plan and share usage
●Change in control and severance
●Benefits and perquisites

Qorvo, Inc.
Ciena Corporation
Xilinx, Inc.
Coherent, Inc.
FLIR Systems, Inc.
Viasat, Inc.
IPG Photonics
Corporation
NETGEAR, Inc.
Finisar Corporation
OSI Systems, Inc.
Ubiquiti Networks, Inc.
Plantronics, Inc.
Viavi Solutions Inc.
Infinera Corporation
Oclaro, Inc.

Lumentum and Peer Financial Positioning

In addition, the Compensation Committee also reviews market data from the US Radford Survey for companies with comparable revenue size to assess the competitiveness of our executive compensation programs.

While the Compensation Committee’s review of competitive market data of the peer group companies and the survey data informs its decisions, the Committee also applies judgment in determining the pay levels of NEOs. Additional factors the Compensation Committee considers when making its compensation decisions include input from our management team, Company performance, individual performance and experience, each NEO’s role and/or retention and incentive objectives.

Fiscal Year 2018 Base Salary

Base salary represents the fixed portion of our NEOs’ compensation and is intended to attract and retain highly talented individuals. In determining base compensation levels, our Compensation Committee analyzes base salary information for similar positions and titles at companies in our compensation peer group and the survey data, and also considers the input from our management team as described above. In fiscal year 2018, the Compensation Committee, after taking into account Company performance and the individual NEO’s performance, increased the base salaries of each of our NEOs as shown in the table below.

	Fiscal Year 2018 ($)(1)	Fiscal Year 2017 ($)
Alan Lowe	750,000	700,000
Aaron Tachibana	430,000	400,000
Christopher Coldren(2)	340,000	285,000
Vincent Retort	465,000	430,000
Jason Reinhardt	430,000	410,000
Judy Hamel(3)	380,000	290,000

30	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(1)	Amounts in this table reflect annualized base salaries as of August 1, 2018. Actual salaries paid during these periods are described below under the section titled “— Summary Compensation Table.” For fiscal year 2017, the base salary increases were effective October 16, 2016. For fiscal year 2018, base salary increases were effective October 15, 2017.
(2)	Mr. Coldren’s base salary was increased by $15,000 to $300,000 in October 2017, and then increased to $340,000 in June 2018 in connection with his promotion to Interim CFO, Senior Vice President, Strategy and Corporate Development.
(3)	Ms. Hamel’s base salary was increased by $30,000 to $320,000 in October 2017, and then increased to $380,000 in May 2018 in connection with her promotion to Senior Vice President, General Counsel and Secretary.

Annual Cash Incentive Plan

We operate an annual cash incentive plan (“CIP”) under our Executive Officer Performance-based Incentive Plan, which plan is intended to reward our NEOs for achieving annual financial goals.

Fiscal Year 2018

The Compensation Committee approved consolidated revenue and adjusted operating income percent dollars as the primary performance measures under the CIP for determining cash incentive amounts for our NEOs in fiscal year 2018. These measures reflect the Company’s success in maintaining and growing the customer base while maintaining profitability, which the Compensation Committee believes are critical measures for Lumentum on an ongoing basis.

For fiscal year 2018, the Compensation Committee determined that an aggregate bonus pool would be created under the CIP if we achieved positive operating income. If we achieved positive operating income for the fiscal year 2018, then the funding of the CIP would be reduced (but not increased) based on our achievements as follows: 80% is measured on adjusted operating income dollars and 20% is measured on revenue. These performance measures were set at the beginning of each half of our fiscal year, with the first half measures based upon our annual operating plan, and the second half measures based upon our annual operating plan and forecast for the remainder of the fiscal year. Both operating income and revenue are measured in two six-month periods. For Mr. Reinhardt, the funding as it relates to his assigned bonus opportunity in fiscal year 2018 would be reduced (but not increased) based on our achievement under the same bonus scheme as other participants described above (weighted approximately 50%) and revenue (weighted approximately 50%). We believe a different weighting for Mr. Reinhardt, our top sales executive, was appropriate to provide additional incentives for him to drive growth through sales.

The Compensation Committee also used a strategic measure to the CIP for fiscal year 2018 that acts as a modifier to CIP payout. The Compensation Committee believed that focusing on specific operational objectives was important to measuring success and that these strategic measures would help drive improvements in operational execution. The Compensation Committee has the discretion to adjust payouts by up to 20% in either direction for achievement of the strategic modifier based on the Compensation Committee’s subjective assessment with management’s input of certain operation measures in our business during fiscal year 2018. The modifier impacts adjusted operating income for the first half of the year separately from adjusted operating income for the second half of the year and full year revenue.

The chart below illustrates the general structure of the CIP for fiscal year 2018.

	Operating Income $ 1st Half	Strategic Modifier (Quality & Execution) +/- 20% (measured on 1st half)
Revenue 1st Half
Annual Incentives
	Operating Income $ 2nd Half	Strategic Modifier (Quality & Execution) +/- 20% (measured on 2nd half)

Revenue 2nd Half

31

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2018 CIP Measure Leverage Curves and Structure

If the threshold performance is achieved, the CIP generally will fund with respect to any performance measure based on a linear interpolation between threshold performance (50% funding) and maximum performance (200% funding), with the exception of the flat range around target to help provide some flexibility as shown below.

Ist Half FY18 Op. Income (% of target)	2nd Half FY18 Op. Income (% of target)	Payout
160% or more	150% or more	200%
95% - 105%	95% - 105%	100%
71%	50%	50%
Less than 71%	<50%	0%

1st Half FY18 Revenue (% of target)	2nd Half FY18 Revenue (% of target)	Payout
111% or more	120%	200%
98% - 102%	95% - 105%	100%
84%	83%	50%
Less than 84%	83%	0%

FY18 Annual Cash Incentive Plan Target Bonus Opportunities

In approving each NEO’s fiscal year 2018 target bonus opportunities under the CIP, the Compensation Committee considered each NEO’s role at Lumentum and competitive market data from the compensation peer group and survey data.

	Fiscal Year 2018 CIP Target
	Target ($)	% of Salary (%)
Alan Lowe	750,000	100
Aaron Tachibana	344,000	80
Christopher Coldren(1)	204,000	60
Vincent Retort	372,000	80
Jason Reinhardt(2)	344,000	80
Judy Hamel(3)	228,000	60

(1)	Mr. Coldren’s target bonus percentage was increased from 50% to 55% in October 2017, and then increased to 60% in June 2018 in connection with his promotion to Interim CFO, Senior Vice President, Strategy and Corporate Development.
(2)

Mr. Reinhardt’s target bonus is based on two components: (i) 80% of half of his base salary for achievement of revenue target; and (ii) 80% of half of his base salary for achievement of the CIP targets.

(3)	Ms. Hamel’s target bonus percentage was increased from 50% to 55% in October 2017, and then increased to 60% in May 2018 in connection with her promotion to Senior Vice President, General Counsel and Secretary.

Fiscal Year 2018 Annual Cash Incentive Plan Achievement

Following the end of fiscal year 2018, the Compensation Committee reviewed the achievement of the performance measures under the CIP and determined that we achieved positive operating income and the following results for the primarily performance measures:

	Minimum ($)	Target ($)	Maximum ($)	Performance as % of Target (%)
1st Half Adjusting Operating Income – 40% weight	64M	85-94M	143M	200
1st Half Consolidated Revenue – 10% weight	500M	583-607M	660M	177
2nd Half Adjusted Operating Income – 40% weight	60M	114-126M	180M	89.8
2nd Half Consolidated Revenue – 10% weight	500M	570-630M	720M	100

32	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For the first half of fiscal year 2018, our first half operating income was $143.2M and our first half consolidated revenue was $647.8M, resulting in our cash incentive plan funding at 190% of target. While we made progress towards our strategic operational goals, we did not meet our targets set for the first half of our fiscal year 2018. We believed it was appropriate to reward our NEOs for this progress, and therefore we applied the strategic modifier under the CIP to adjust plan payouts downward by 10% for the first half of fiscal year 2018 For the second half of fiscal year 2018, our operating income was $103M and our second half consolidated revenue was $599.9M, resulting in the CIP funding at 134% of target for the full fiscal year 2018. We did not apply a strategic modifier under the CIP for the second half of fiscal year 2018 because we met our strategic operational goals. Total fiscal year 2018 CIP payouts for our NEOs were as follows:

	Fiscal Year 2018 CIP Target		Fiscal Year 2018 CIP Payouts
	Target ($)	% of Salary (%)	Payout ($)	% of Salary (%)
Alan Lowe	750,000	100	1,003,875	134
Aaron Tachibana	344,000	80	441,539	103
Christopher Coldren	204,000	60	217,765	64
Vincent Retort	372,000	80	497,922	107
Jason Reinhardt	344,000	80	483,147	112
Judy Hamel	228,000	60	236,661	62

Equity Incentive Awards

We use annual equity awards to deliver long-term incentive compensation opportunities to our NEOs and one-time equity awards to address special situations as they may arise from time to time, such as in connection with promotions to provide an additional retention incentive. Our equity incentive awards are intended to align the interests of our NEOs with those of our stockholders. Equity awards are generally subject to vesting restrictions to encourage retention. To determine the size of annual equity awards for our NEOs, the Compensation Committee reviews each executive’s role, performance, and current competitive market information from both the compensation peer group and survey data and exercises its judgment to approve equity awards for our NEOs in amounts and on terms that the Compensation Committee deems competitive and that incentivize achievement of the compensation objectives described above.

Annual Equity Awards

Lumentum introduced PSUs, which comprised approximately 33% of each NEO’s annual equity award in fiscal year 2018. The remaining percent of each NEO’s annual equity award is subject to time-based vesting. Previously, Lumentum used 100% time-based equity awards to create stability in the years following the Separation. The Compensation Committee determined that in 2018 Lumentum was in the position to begin granting performance-based equity awards, and believed introducing performance-based equity awards was an important step to further enhancing the link between the interests of our NEOs and stockholders as the NEOs would only receive value from the performance-based equity awards if we achieved the performance conditions. The Compensation Committee believed that the mix between performance-based and time-based equity awards for our NEOs was appropriate in order to balance the desire for maintaining stability across the executive team and providing incentives for growth. Over time, the Compensation Committee will continue to assess the weighting of performance-based and time-based equity awards.

Performance-Based Equity Award

The fiscal year 2018 PSUs granted to our NEOs are only eligible to vest based on our achievements in consolidated revenue during fiscal year 2018 as set forth in the table below. Any achieved portion of the PSUs vests over three years as to 1/3 on the date of achievement and quarterly thereafter subject to the NEO’s continued service.

Consolidated Revenue	Achievement Percentage*
$1.3B	200%
$1.15B	100%
$1.05B	50%
Less than $1.05B	0%

*	If fiscal year 2018 revenue achievement is between the two bands in the left column, then the achievement percentage is determined based on a linear interpolation.

33

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee selected consolidated revenue as the performance metric in an effort to provide additional incentives for our NEOs to drive top-line growth in our business. We believed the achievement levels in the table above were aggressive and would only be attained through diligent effort and leadership by our executive team.

Following the end of fiscal year 2018, we determined that we achieved revenue of $1,247.7B, resulting in an achievement percentage of 165.13%.

Time-Based Equity Award

The fiscal year 2018 time-based equity awards granted to our NEOs vest over three years as to 1/3 on the anniversary of the grant date and quarterly thereafter subject to the NEO’s continued service.

Annual equity awards granted to our NEOs during fiscal year 2018 are set forth in the table below, along with one-time equity grants awarded to NEOs in fiscal 2018 that were on average ~40% in excess of ongoing target equity levels. Except for certain promotions as noted in the footnotes, the one-time equity grant increases were awarded due to strong performance for the fiscal year and the size was determined by taking into account the factors stated above.

	Annual Equity				One-Time Awards				Total Equity Awards at Target
	Target Value of PSUs ($)	Number of PSUs at Target(1)	Target Value of RSUs ($)	Number of RSUs(1)	Value of PSU Awards ($)	Number of PSUs at Target(1)	Value of RSU Awards ($)	Number of RSU Awards(1)	Total Value of Equity Awards at Target ($)	Number of Equity Shares Awarded at Target(1)
Alan Lowe	1,320,000	21,263	2,680,000	43,170	660,000	10,631	1,340,000	21,585	6,000,000	96,649
Aaron Tachibana(2)	297,000	4,784	603,000	9,713	264,000	4,253	536,000	8,633	1,430,000	27,383
Christopher Coldren(3)	116,000	1,869	235,000	3,785	56,000	902	704,000	11,391	1,110,000	17,947
Vincent Retort	660,000	10,631	1,340,000	21,585	231,000	3,721	469,000	7,555	2,700,000	43,492
Jason Reinhardt	330,000	5,316	670,000	10,793	132,000	2,126	268,000	4,317	1,400,000	22,552
Judy Hamel(4)	116,000	1,869	235,000	3,785	43,000	693	477,000	8,028	870,000	14,375

(1)	The number of actual shares per grant award is determined based on the volume weighted average price for the month prior to the month in which the award is granted, which was $62.08 for all awards excepted as noted below.
(2)	Mr. Tachibana's one-time equity award includes $165,000 PSUs at target and $335,000 RSUs, related to his promotion to executive vice president in May 2017.
(3)	Mr. Coldren's one-time equity award includes $590,000 RSUs related to his promotion to senior vice president and his designation as interim CFO in June 2018, at a volume weighted average price of $61.75.
(4)	Ms. Hamel's one-time equity award includes $390,000 RSUs related to her promotion to senior vice president in May 2018, at a volume weighted average price of $58.85.

Employment Agreement with Mr. Lowe

Lumentum entered into an employment agreement with Alan Lowe in August 2015. The employment agreement had an initial term of three years and will automatically renew for one year terms unless either party provides written notice of non-renewal at least 90 days prior to the end of the term. The employment agreement generally provides Mr. Lowe an annual base salary, an annual target bonus, and equity awards. The agreement makes Mr. Lowe eligible to participate in the employee benefit plans maintained by Lumentum or Lumentum Operations LLC (the “LLC”), its subsidiary, and generally applicable to the senior executives of the LLC. The employment agreement also provides Mr. Lowe lump sum cash payments and vesting acceleration of outstanding Lumentum equity awards under certain terminations of his employment. For additional information concerning Mr. Lowe’s change of control benefits, see “Payments Upon a Termination or Change of Control”.

34	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Our stock ownership guidelines require all executive officers and directors maintain a significant equity investment in Lumentum based upon a multiple of his or her base salary or annual cash retainer, respectively.

Title	Ownership Requirement
CEO	3x base salary
All Other Executive Officers	1x base salary
Directors	3x annual cash retainer

Shares owned outright and unvested and vested restricted stock and restricted stock units and any stock options exercisable within 60 days count toward the ownership requirements. These ownership levels must be attained within five years from the date of initial election or appointment to the board of directors, in the case of non-employee directors, or within five years following the appointment of executive officers. At the time the Compensation Committee reviewed the policy in August 2018, all directors and executive officers were in compliance or on track to achieve compliance with the guidelines.

Clawback Policy

The Compensation Committee approved a clawback policy in August 2016 that allows our board of directors the discretion to recover cash incentive plan awards and performance-based equity awards that are earned based on financial results, if those results are restated within three years of being earned as a result of fraudulent or illegal conduct. The policy covers our executive officers.

Federal Income Tax Consequences

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits the deductibility of compensation paid by most publicly held companies to certain of their executive officers to $1,000,000 per year. However, compensation that qualifies as “performance-based” under Section 162(m) that is paid in 2017 or payable pursuant to a “written binding contract” prior to November 2, 2017 and not subsequently modified may be excluded from the $1,000,000 limit. Our 2015 Equity Incentive Plan and Incentive Plan are intended to permit (but not require) the Compensation Committee to award compensation that is “performance-based” and thus fully tax-deductible by us. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. The Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m) of the Code. Recent tax reform legislation expanded the number of individuals covered by Section 162(m) of the Code and eliminated the exception for “performance-based” compensation beginning in 2018, subject to certain exceptions for compensation payable pursuant to a “written binding contract” in effect on November 2, 2017 that has not been subsequently materially modified.

Compensation Risk Assessment

The Compensation Committee, with the assistance of Semler Brossy, analyzed the potential risks arising from our compensation policies and practices and determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis section and discussed it with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

The Compensation Committee:

Penelope A. Herscher (Chair)
Harold L. Covert
Samuel F. Thomas

35

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by or paid to each of our NEOs for the fiscal year ended June 30, 2018 and, to the extent required under the SEC executive compensation rules, the fiscal years ended July 1, 2017 and July 2, 2016.

Name and Principal Position	Year	Salary ($)(1)	Stock Award ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Alan Lowe	2018	734,615	5,025,696	1,003,875	4,000	6,768,186
President and Chief Executive Officer	2017	700,962	4,459,840	754,040	4,000	5,918,842
	2016	652,577	3,853,775	597,755	7,678	5,111,805
Aaron Tachibana	2018	425,385	1,423,916	441,539	4,000	2,294,840
Former Chief Financial Officer	2017	403,269	927,448	301,616	8,541	1,640,874
	2016	362,138	990,966	209,460	6,738	1,569,303
Christopher Coldren	2018	295,385	980,135	217,765	4,000	1,497,285
Senior Vice President, Strategy and Corporate
Development, Interim Chief Financial Officer
Vincent Retort	2018	454,231	2,261,532	497,922	4,000	3,217,685
Chief Operations Officer and Executive Vice President	2017	441,346	2,102,236	370,557	6,596	2,920,735
	2016	406,442	800,778	254,499	7,446	1,469,166
Jason Reinhardt	2018	423,846	1,172,652	483,147	4,000	2,083,645
Executive Vice President, Global Sales and Product	2017	411,923	1,051,118	379,775	4,000	1,846,817
Line Management	2016	336,039	750,726	191,534	9,794	1,288,092
Judy Hamel	2018	317,692	823,158	236,661	4,000	1,381,511
Senior Vice President, General Counsel and Secretary	2017	294,231	401,872	156,194	9,754	862,051
	2016	271,692	350,327	129,119	4,985	756,123

(1)	Actual salary earned during fiscal years 2018, 2017 or 2016, as applicable.
(2)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under “Note 16. Stock Based Compensation and Stock Plans” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown include PSU awards which are calculated based on achievement at target. Assuming the highest level of performance is achieved under the applicable performance measures for the fiscal 2018 PSUs, the maximum possible value of the fiscal 2018 PSUs using the fair value of our common stock on the date that such awards were granted for accounting purposes is: $3,316,976 (Mr. Lowe), $939,848 (Mr. Tachibana), $287,456 (Mr. Coldren), $1,492,608 (Mr. Retort), $773,968 (Mr. Reinhardt), and $265,304 (Ms. Hamel).
(3)	The stock awards for Mr. Lowe includes a PSU granted in fiscal year 2016 for 36,927 shares. The PSU was scheduled to vest based on Mr. Lowe’s continued service and the Company’s performance in fiscal year 2016 and 2017 relative to revenue targets set by the Compensation Committee. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. 18,463 shares of the PSU did not vest and were cancelled in fiscal year 2016, and 18,464 shares of the PSU, with a value of $1,053,371, vested in fiscal year 2017 due to achievement of performance measures. 50% of the fiscal year 2017 shares vested on August 15, 2017 and 50% vested on August 15, 2018.
(4)	Non-Equity Incentive Plan Compensation for fiscal years 2018, 2017 and 2016 was paid pursuant to the Lumentum Cash Incentive Plan. See “-Annual Cash Incentive Plan” for an additional discussion.
(5)	All amounts represent 401(k) matching contributions by Lumentum.

36	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2018 Grants of Plan-Based Awards Table

The following table sets forth information with respect to plan-based compensation in fiscal year 2018 to each NEO, including cash incentive opportunities under the CIP and equity in the form of RSUs and PSUs. The terms of the CIP opportunities are described in "Compensation Discussion and Analysis – Annual Cash Incentive Plan," and the material terms of the equity awards are described in "Compensation Discussion and Analysis – Equity Incentive Awards". See "Compensation Discussion and Analysis" for a description of the material factors necessary to an understanding of the information disclosed below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alan Lowe		N/A	375,000	750,000	1,500,000
		8/18/2017				15,947	31,894	63,788		1,658,488
		8/18/2017							21,585	1,122,420
		8/18/2017							43,169	2,244,788
Aaron Tachibana		N/A	172,000	344,000	688,000
		8/18/2017				3,190	6,379	12,758		331,708
		8/18/2017				1,329	2,658	5,316		138,216
		8/18/2017							9,713	505,076
		8/18/2017							3,237	168,324
		8/18/2017							5,396	280,592
Christopher Coldren(2)		N/A	102,000	204,000	408,000
		8/18/2017				1,382	2,764	5,528		143,728
		8/18/2017							1,834	95,368
		8/18/2017							3,777	196,404
		6/15/2018							6,316	328,432
		6/15/2018							3,239	168,428
Vincent Retort		N/A	172,000	344,000	688,000
		8/18/2017				7,176	14,352	28,704		746,304
		8/18/2017							21,585	1,122,420
		8/18/2017							7,554	392,808
Jason Reinhardt(3)	CIP	N/A	86,000	172,000	344,000
	SIP	N/A		172,000
		8/18/2017				3,721	7,442	14,884		386,984
		8/18/2017							10,792	561,184
		8/18/2017							4,317	224,484
Judy Hamel(4)		N/A	114,000	228,000	456,000
		8/18/2017				1,276	2,551	5,102		132,652
		8/18/2017							3,777	196,404
		8/18/2017							1,834	95,368
		5/15/2018							6,627	344,604

(1)	Reflects grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 2 to the Summary Compensation Table above. These amounts do not correspond to the actual value that may be realized by the NEOs.
(2)	Mr. Coldren’s RSU awards in June 2018 include an award of 6,316 shares in connection with his promotion to senior vice president and an award of 3,239 shares in connection with his appointment as interim CFO.
(3)	Mr. Reinhardt’s non-equity incentive plan award is composed of two components: (i) one component based on achievement of CIP targets and (ii) one component based on achievement of a revenue target under the SIP, of which there are no minimum or maximum award amounts.
(4)	Ms. Hamel’s RSU award in May 2018 is in connection with her promotion to senior vice president.

37

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal year 2018.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alan Lowe			31,894	1,846,663
			9,232	534,533
	58,360	3,379,044
	12,783	740,136
	43,169	2,499,485
	21,585	1,249,772
Aaron Tachibana			6,379	369,344
			2,658	153,898
	11,829	684,899
	2,474	143,245
	6,400	370,560
	9,713	562,383
	3,237	187,422
	5,396	312,428
Christopher Coldren			2,764	160,036
	4,730	273,867
	927	53,673
	3,777	218,688
	1,834	106,189
	6,316	365,696
	3,239	187,538
Vince Retort			14,352	830,981
	26,813	1,552,473
	3,298	190,954
	21,585	1,249,772
	7,554	437,377
			7,442	430,892
Jason Reinhardt	13,405	776,150
	1,855	107,405
	4,923	285,042
	10,792	624,857
	4,317	249,954
Judy Hamel
			2,551	147,703
	5,125	296,738
	515	29,819
	3,692	213,767
	3,777	218,688
	1,403	81,234
	6,627	383,703

(1)	Amounts reflecting market value of RSUs and PSUs are based on the price of $57.90 per share, which was the closing price of our common stock as reported on NASDAQ on June 29, 2018, the last trading day of our most recent fiscal year. The PSUs are calculated based on achievement at 100% of target.

38	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(2)	PSUs that vest based upon the Company’s performance in fiscal year 2018 relative to a revenue target set by the Compensation Committee. The PSU share amounts and values in the table above are calculated based on achievement at target. The actual number of shares that vested was 165.13% based on achievement of performance targets. One-third of the PSUs vest on the first anniversary of the grant date, and the remainder of the units in equal quarterly installments for two years thereafter.
(3)	Time-based RSAs and RSUs that vest 1/3 of the awarded units on the first anniversary of the grant date and the remainder of the units in equal quarterly installments for two years thereafter.

Options Exercised and Stock Vested in 2018

The following table sets forth information on exercise of options and the vesting of RSUs during fiscal year 2018 for each NEO. The table includes: (i) the number of shares received from the vesting of restricted stock awards (“RSAs”), RSUs and PSUs and (ii) the aggregate dollar value realized upon the vesting of such RSAs, RSUs and PSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Alan Lowe			152,758	8,478,334
Aaron Tachibana			39,137	2,190,768
Christopher Coldren			15,310	845,330
Vincent Retort	30,706	1,672,280	56,870	3,185,795
Jason Reinhardt			30,957	1,734,061
Judy Hamel			14,009	779,112

(1)	Represents the amount realized based on the difference between the market price of our Common Stock on NASDAQ on the date of exercise and the exercise price.
(2)	Represents the amounts realized based on the product of the number of shares acquired and the closing price of our Common Stock on NASDAQ on the vesting date.

CEO Pay Ratio

Our CEO pay ratio is calculated in accordance with Item 402(u) of Regulation S-K and provides a reasonable estimate of the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees other than the CEO.

CEO total compensation as reported in Summary Compensation Table:	$6,768,186
Median employee annual total compensation:	$77,258
Ratio of our CEO to median employee:	88 to 1

We used the methodology, assumptions and estimates described below to determine the annual total compensation of the “median employee”:

●

We identified the median employee by reviewing the fiscal 2018 salary (or wages plus overtime and other compensation components, as applicable) and annual cash bonus paid to all employees worldwide excluding our CEO, who were employed on April 1, 2018.

●	We included employees working on a full-time, part-time, or interim basis, as well as contractual employees (as determined by the legal framework in a particular jurisdiction for contractual status).
●	We annualized the base salary, but not the cash incentive paid for the fiscal year, for any full-time employees who were hired in fiscal year 2018 but did not work for us for the entire fiscal year.
●	Cost of living adjustments were not applied.
●	For employees not paid in U.S. dollars, we applied a local currency-to-U.S. dollar exchange rate from Bloomberg on the last business day of the fiscal year.
●	Annual total compensation for the median employee was then calculated using the same methodology we use for calculating CEO pay as outlined in the Summary Compensation Table.

We expect the CEO Pay Ratio to increase in future years due to our increasing growth in labor internationally where labor costs tend to be lower than in the United States. The pending acquisition of Oclaro is also expected to have an impact on future ratios but the actual impact is not foreseeable at this time.

39

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.

CEO Change in Control Benefits

If Mr. Lowe’s employment is terminated without “cause”, he resigns for “good reason,” (each as defined in his employment agreement) or his employment terminates due to death or disability, during a period between a potential change in control date and ending 18 months following the consummation of a change in control (the “Coverage Period”), Mr. Lowe will receive from the LLC (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment of 200% of his base salary for the year in which his employment is terminated plus 200% of his target annual bonus for the year in which his employment was terminated,
(ii)	vesting acceleration of 100% of any of Mr. Lowe’s outstanding Lumentum equity awards (effective the later of the date of termination or the date of the consummation of the change in control), and
(iii)

a lump sum cash payment of 24 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

If Mr. Lowe’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in his employment agreement), in either case, outside the Coverage Period, he will receive (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment equal to 150% of his base salary for the year in which his employment is terminated,
(ii)	acceleration of any of Mr. Lowe’s outstanding Lumentum equity awards such that Mr. Lowe will be vested in the number of Lumentum equity awards that Mr. Lowe would have been vested in had Mr. Lowe remained continuously employed for an additional 12 months, and
(iii)	a lump sum cash payment equal to 12 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

2015 Change in Control Benefits Plan

In April 2015, the board of directors of Viavi approved the Lumentum 2015 Change in Control Benefits Plan (the “Lumentum CIC Plan”), which was last amended by the Lumentum Compensation Committee in May 2018. Pursuant to the plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments, COBRA reimbursements, and accelerated vesting of options, restricted stock units and other securities under the following circumstances.

In the event an eligible executive’s employment is terminated without “cause” (as defined in the Lumentum CIC Plan) or the eligible executive resigns for “good reason” (as defined in the Lumentum CIC Plan), in either case, occurring outside the date beginning on the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, the eligible executive will be entitled to receive from LLC (subject to the executive signing and not revoking a release of claims that become effective in accordance with the Lumentum CIC Plan):

(i)	accelerated vesting of unvested Lumentum equity awards held at the time of termination as to the number of shares that otherwise would vest over the nine-month period following the termination date,
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to nine months of base salary, and
(iii)	reimbursement of COBRA premiums for the lesser of 9 months or the maximum allowable COBRA period.

In the event of a qualifying termination (as defined below), each of the eligible executives will be entitled to receive:

(i)	accelerated vesting in full of any unvested equity awards held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level),
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to two years’ base salary, and
(iii)	reimbursement of COBRA premiums for the lesser of 12 months or the maximum allowable COBRA period.

40	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

A qualifying termination under the Lumentum CIC Plan is (i) any involuntary termination without cause or resignation for good reason during the period beginning upon the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, or (ii) any termination due to disability or death occurring within 12 months following a change in control of Lumentum.

A change in control of Lumentum includes the acquisition by any person of more than 50% of the fair market value or voting power of outstanding Lumentum voting stock, a merger of Lumentum unless the Lumentum stockholders retain more than 50% of the voting power of the securities of the surviving entity and the Lumentum directors constitute a majority of the surviving entity’s board of directors, or a sale of substantially all of the assets of Lumentum.

Eligible executives are those employed in the United States or Canada who are (i) the Chief Executive Officer, (ii) an Executive Vice President, (iii) a Senior Vice President, (iv) a Section 16 “Officer” within the meaning of 17 C.F.R. § 240.16a-1(f) or (v) designated in writing by the Chief Executive Officer as being an Eligible Executive, subject to subsequent review and ratification by the Compensation Committee at its discretion.

The Lumentum CIC Plan is administered by the Compensation Committee of our board of directors. It was amended and restated on May 8, 2018.

Aaron Tachibana Separation Agreement

Mr. Tachibana entered into a Separation and Release Agreement (“Separation Agreement”) with the Company in connection with his transition. Under the Separation Agreement, if Mr. Tachibana’s employment terminates on September 30, 2018 or his employment is terminated by the Company other than for “cause” prior to such time, and he signs and does not revoke a supplemental release with the Company on or following his last day of employment, he receives:

(i)	the benefits under the Lumentum CIC Plan described above, which consist of: (1) nine months vesting acceleration of his time-based equity awards, (2) a lump sum payment equal to nine months of salary, and (3) to the extent he elects continuation coverage under COBRA, reimbursement for the full monthly premium costs of such benefits for a period of nine months or until he is no longer eligible for COBRA benefits, whichever is sooner.
(ii)	his bonus under the CIP based on the actual achievement of the performance targets set under the CIP (to the extent it has not yet been paid); and
(iii)	nine months vesting acceleration of his performance-based RSUs based on actual achievement of the performance targets.

41

COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments upon a Termination or Change in Control

The following table describes potential payments and benefits that would have been received or receivable by each NEO if employment had been terminated under various circumstances on June 30, 2018, the last day of our most recent fiscal year. For equity awards, we used a price per share of $57.90, the closing stock price on June 29, 2018, the last trading day of our most recent fiscal year.

		Before Change in Control	Within Twelve Months After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason ($)(1)	Termination w/o Cause or for Good Reason ($)(2)
Alan Lowe	Salary	1,125,000	3,000,000
	Securities	7,181,569	10,249,632
	COBRA	21,531	43,062
Aaron Tachibana	Salary	322,500	860,000
	Securities	1,691,954	2,784,179
	COBRA	11,698	15,597
Christopher Coldren	Salary	322,500	860,000
	Securities	1,532,845	2,474,299
	COBRA	13,479	17,972
Vincent Retort	Salary	348,750	930,000
	Securities	2,423,520	4,261,556
	COBRA	12,082	16,110
Jason Reinhardt	Salary	322,500	860,000
	Securities	1,532,845	2,474,299
	COBRA	13,107	17,476
Judy Hamel	Salary	285,000	760,000
	Securities	652,938	1,371,651
	COBRA	9,495	12,660

(1)	Mr. Lowe’s benefits in the column represent (a) a cash payment (less applicable tax and other withholdings) equivalent to 150% of his annual base salary as of the date of termination of employment; (b) accelerated vesting of any unvested stock options, restricted stock awards and restricted stock units held at the time of termination that would have vested over the 12 months following the termination date; and (c) a cash payment (less applicable tax and other withholdings) equal to 12 times the monthly health insurance continuation premiums. For the NEOs other than Mr. Lowe, the benefits in the column represent (a) a cash payment (less applicable tax and other withholdings) equivalent to 9 months of their annual base salary as of the date of termination of employment; (b) accelerated vesting of any unvested stock options, restricted stock awards and restricted stock units held at the time of termination that would have vested over the 9 months following the termination date and (c) reimbursement of COBRA premiums for up to 9 months.
(2)	All benefits in this column except for Mr. Lowe’s represent (a) accelerated vesting of any unvested stock options, restricted stock units and restricted stock awards held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a cash payment (less applicable tax and other withholdings) equal to two year’s base salary and (c) reimbursement of COBRA premiums for up to one year. Mr. Lowe’s benefits in this column represent (x) a cash payment (less applicable tax and other withholdings) equivalent to two times his annual base salary as of the date of termination and two times his target cash incentive amount under the CIP; (y) accelerated vesting of any unvested options, restricted stock units, or restricted stock awards which have been granted or issued as of the date of termination of his employment; and (z) a cash payment (less applicable tax and other withholdings) equal to 24 times the monthly health insurance continuation premiums. Mr. Lowe’s employment agreement and the Lumentum CIC Plan provide for these benefits if a termination due to death or disability occurs within twelve months following a change in control.

42	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information

The following table sets forth information about shares of Lumentum’s common stock that may be issued under Lumentum’s equity compensation plans, including compensation plans that were not approved by Lumentum’s stockholders. Information in the table is as of June 30, 2018.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,936,732	(2)	0	5,625,297
Equity compensation plans not approved by security holders	0		0	0
Total	1,936,732		0	5,625,297

(1)	There are no options outstanding and there is no exercise price for RSUs and RSAs.
(2)	This number includes 1,785,797 shares subject to outstanding RSUs and PSUs and 150,935 shares subject to outstanding RSAs.

43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reports the number of shares of our common stock beneficially owned as of August 28, 2018, by (i) all persons who are known to us to be beneficial owners of five percent or more of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of August 28, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 63,331,896 shares of our common stock outstanding as of August 28, 2018. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Lumentum Holdings Inc., 400 North McCarthy Boulevard, Milpitas, California, 95035.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned
5% or more Stockholders	Number	Percentage
BlackRock Fund Advisors(1)	7,756,216	12.25%
Capital Research Global Investors(2)	7,595,373	11.99%
BNY Mellon Asset Management North America Corporation(3)	6,614,506	10.44%
T. Rowe Price Associates, Inc.(4)	6,413,935	10.13%
The Vanguard Group, Inc.(5)	5,630,361	8.89%
Directors and Named Executive Officers
Alan S. Lowe(6)	84,185	*
Harold L. Covert	15,918	*
Penelope A. Herscher	32,948	*
Martin A. Kaplan	15,918	*
Samuel F. Thomas	23,980	*
Brian J. Lillie	23,980	*
Julia S. Johnson	—	*
Aaron Tachibana(7)	51,776	*
Christopher Coldren(8)	3,784	*
Vincent Retort(9)	41,288	*
Jason Reinhardt(10)	43,015	*
Judy Hamel(11)	21,160	*
All directors and executive officers as a group (12 persons)	357,952	*

*	Indicates ownership of less than 1% of our common stock
(1)

Based solely on a Schedule 13G/A filing made by BlackRock Inc. on February 8, 2018, reporting sole voting power over 7,621,518 shares and sole dispositive power over 7,756,216 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Based solely on a Schedule 13G/A filing made by Capital Research Global Investors on February 14, 2018, reporting sole voting and dispositive power over 7,595,373 shares in its capacity as an investment advisor. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(3)

Based solely on a Schedule 13G filing made by The Bank of New York Mellon Corporation and its direct or indirect subsidiaries on April 10, 2018, reporting sole voting power over 6,245,753 shares, sole dispositive power over 6,594,629 shares and shared dispositive power over 19,877 shares. The address for The Bank of New York Mellon Corporation is c/o The Bank of New York Mellon Corporation, 225 Liberty Street, New York, NY 10286.

(4)

Based solely on a Schedule 13G filing made by T. Rowe Price Associates, Inc. on January 10, 2018, reporting sole voting power over 2,300,289 shares and sole dispositive power over 6,413,935 shares. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

Based solely on a Schedule 13G/A filing made by The Vanguard Group on February 9, 2018, reporting sole voting power over 120,480 shares, shared voting power over 10,206 shares, sole dispositive power over 5,505,008 shares, and shared dispositive power over 125,353 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 115,147 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 15,539 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 46,688 RSAs subject to vesting over 4 quarterly installments.
(7)	Includes 9,463 RSAs subject to vesting over 4 quarterly installments.
(8)	Includes 3,784 RSAs subject to vesting over 4 quarterly installments.
(9)	Includes 21,450 RSAs subject to vesting over 4 quarterly installments.
(10)	Includes 10,724 RSAs subject to vesting over 4 quarterly installments.
(11)	Includes 4,100 RSAs subject to vesting over 4 quarterly installments.

44	2018 Proxy Statement

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or are to be a participant, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Relationships and Related Persons Transactions

Jeff von Richter, an employee of Lumentum since 2015 as a Supply Chain Manager, is the brother-in-law of Alan Lowe, our president and chief executive officer. For the fiscal year ended June 30, 2018, Mr. von Richter’s total compensation, including salary, bonus, 401(k) matching and the amount of stock-based compensation expense determined pursuant to accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures, was approximately $273,476. Mr. von Richter is also eligible to participate in employee benefit plans generally available to our employees.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant facts and circumstances available to our Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will be deemed to be pre-approved by our Audit Committee, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our Audit Committee may approve the transaction and the transaction may be ratified by our Audit Committee in accordance with our formal written policy.

45

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms filed with the SEC, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended June 30, 2018, all Section 16(a) filing requirements were satisfied on a timely basis with the exception of Form 4s for Mr. Lowe, Mr. Tachibana, Mr. Retort, Mr. Reinhardt and Ms. Hamel which were due on February 20, 2018 but were filed on February 21, 2018, and a Form 4 for Ms. Johnson which was due on November 8, 2017 but was filed on November 9, 2017, all due to administrative error.

Fiscal Year 2018 Annual Report and SEC Filings

Our financial statements for our fiscal year ended June 30, 2018 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our Annual Report are posted on our website at www.lumentum.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Lumentum Holdings Inc., Attention: Investor Relations, 400 North McCarthy Blvd, Milpitas, California 95035.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Milpitas, California
September 19, 2018

46	2018 Proxy Statement

APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Compensation Discussion and Analysis (“CD&A”) of this proxy statement contains non-GAAP financial measures for gross margin and operating margin. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. Specifically, the Company believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such operating performance. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this proxy statement should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP gross margin and non-GAAP operating margin exclude (i) stock-based compensation, (ii) acquisition related costs, (iii) other charges comprised mainly of set-up costs of our Thailand facility, including costs of transferring product lines to Thailand, as well as inventory write-downs due to cancelled programs and other costs and contingencies unrelated to current and future operations, (iv) amortization of acquired developed technologies, and (v) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

A quantitative reconciliation between GAAP and non-GAAP financial data with respect to historical periods is included in the table below.

	Fiscal Year 2018 ($ in millions)	Fiscal Year 2017 ($ in millions)	Fiscal Year 2016 ($ in millions)
Gross Margin on GAAP basis	34.6%	31.8%	30.7%
Stock-based compensation	1.0%	0.7%	0.7%
Other charges related to non-recurring activities(b)	3.0%	1.5%	0.8%
Amortization of acquired developed technologies	0.3%	0.6%	0.8%
Restructuring and related charges	0.0%	0.0%	0.0%
Adjusted Gross Margin	38.9%	34.7%	33.0%
Income (loss) from operations on GAAP basis	11.2%	4.8%	1.3%
Stock-based compensation	3.8%	3.3%	3.0%
Oclaro acquisition costs	0.4%	0.0%	0.0%
Other charges related to non-recurring activities(b)	3.6%	2.5%	3.3%
Amortization of intangibles	0.3%	0.7%	0.8%
Restructuring and related charges	0.6%	1.2%	0.9%
Income (loss) from operations on non-GAAP basis	19.7%	12.4%	9.2%

47

LUMENTUM HOLDINGS INC.
400 NORTH MCCARTHY BLVD.
MILPITAS, CA 95035

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LITE2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E50792-P12861	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LUMENTUM HOLDINGS INC.
The Board of Directors recommends you vote FOR each of the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Martin A. Kaplan	☐	☐	☐
	1b.	Harold L. Covert	☐	☐	☐
	1c.	Penelope A. Herscher	☐	☐	☐
	1d.	Julia S. Johnson	☐	☐	☐
	1e.	Brian J. Lillie	☐	☐	☐
	1f.	Alan S. Lowe	☐	☐	☐
	1g.	Samuel F. Thomas	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers	☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 29, 2019	☐	☐	☐
NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E50793-P12861

LUMENTUM HOLDINGS INC.
Annual Meeting of Stockholders
November 9, 2018 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alan Lowe, Chris Coldren and Judy Hamel, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LUMENTUM HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders which will be a virtual only meeting conducted via the Internet, to be held at 8:00 AM, PST on November 9, 2018, at www.virtualshareholdermeeting.com/LITE2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side